               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         BESTFOODS
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                 [Bestfoods Logo]

700 SYLVAN AVENUE, INTERNATIONAL PLAZA, ENGLEWOOD CLIFFS, NEW JERSEY 07632-9976

                                                                  March 11, 1999

Dear Stockholder:

     We will hold our 1999 annual meeting of stockholders at 9:30 a.m., local time, on Thursday, April 22, 1999 at the Radisson Hotel Englewood in Englewood, New Jersey.

     At the meeting, we will vote on the matters shown in the notice of annual meeting and, after the meeting, there will be an informal session to present a brief report on the Company and respond to your questions.

     This year, you can vote by the Internet, by telephone or by completing the enclosed proxy card. Instructions for voting by the Internet or telephone are given on the enclosed proxy card, or if you hold your shares in 'street name,' you may vote your shares in accordance with your voting instruction form.

     Your vote is important, whether or not you plan to attend. If you plan to attend, please request an admission ticket when you vote.

                                         Sincerely,

                                         /s/ Charles R. Shoemate
                                         Charles R. Shoemate
                                         Chairman, President and
                                         Chief Executive Officer

                                   BESTFOODS
                               700 SYLVAN AVENUE
                              INTERNATIONAL PLAZA
                    ENGLEWOOD CLIFFS, NEW JERSEY 07632-9976


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Bestfoods will be held at the Radisson Hotel Englewood, 401 South Van Brunt Street, Englewood, New Jersey, on Thursday, April 22, 1999 at 9:30 a.m., local time, for the following purposes:

           1. To elect four directors, each for a term of three years.

           2. To ratify the appointment of independent auditors for the Company for 1999.

           3. To transact such other business, if any, that is properly brought before the meeting.

     February 26, 1999 is the record date for the meeting. Only stockholders of record on that date can vote at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE ENSURE THAT YOUR VOTE WILL BE COUNTED BY VOTING BY THE INTERNET, BY TELEPHONE, OR BY SIGNING, DATING AND RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM IN THE PREPAID ENVELOPE PROVIDED.

                                     By order of the Board of Directors,

                                     /s/ Hanes A. Heller
                                     Hanes A. Heller
                                     Vice President, General Counsel
                                     and Secretary

March 11, 1999

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----

Voting and Proxy Solicitation.............................................................................    1

Matters to be Acted Upon:
      Proposal 1.
      Election of Directors...............................................................................    2

      Proposal 2.
      Ratification of Appointment of Auditors.............................................................    7

General Information

       Corporate Governance and the Board of Directors....................................................    7

       Section 16(a) Beneficial Ownership Reporting Compliance............................................   13

       Stock Ownership Table..............................................................................   13

Report on Executive Compensation..........................................................................   14

       Executive Compensation.............................................................................   19

       Stockholder Return Comparison......................................................................   23

Stockholder Proposals for 2000 Annual Meeting.............................................................   24

Other Business............................................................................................   24

                                   BESTFOODS
                               700 SYLVAN AVENUE
                              INTERNATIONAL PLAZA
                    ENGLEWOOD CLIFFS, NEW JERSEY 07632-9976

                                PROXY STATEMENT

     Our Board of Directors is soliciting proxies to be used at the annual meeting of stockholders to be held on April 22, 1999, or any adjournment of it. This proxy statement, the accompanying proxy card, and 1998 annual report to stockholders are being mailed to stockholders on March 11, 1999.

                         VOTING AND PROXY SOLICITATION

WHO CAN VOTE

     Record stockholders of common stock and ESOP preferred stock of Bestfoods at the close of business on February 26, 1999 can vote at the meeting. On February 26, 1999, 283,239,354 shares of common stock were issued and outstanding and 1,747,240 shares of ESOP preferred stock were held by a trustee under our Savings/Retirement Plan for Salaried Employees ('Savings Plan').

     Each stockholder has one vote for each share of common stock and for each share of common stock into which ESOP preferred stock can be converted.

     Your proxy card covers, not only the Bestfoods shares that you hold directly, but also your shares in our automatic dividend reinvestment plan, the Bestfoods Stock Fund of the Savings Plan, and the ESOP component of the Savings Plan. If you participate in the Bestfoods Stock Fund or the ESOP component of the Savings Plan, your proxy will instruct the trustee of the Savings Plan how to vote or, if you have not indicated your choice on your proxy card, the trustee will vote your shares held in the Plan (together with the unallocated shares held by the trustee) in proportion to the way other participants as a group have voted their shares. Thus, by returning your completed proxy, you will direct the voting of your own shares as well as the vote by the trustee with respect to unallocated shares and allocated shares for which no instructions are received.

HOW TO VOTE

     Follow the instructions given on the enclosed proxy card or voting instruction form for Internet or telephone voting. If voting by mail, sign and date the enclosed proxy card and return it to us. Specify your choice on the proxy card. If you do not specify your choice on the proxy card, we will vote your shares in favor of the proposals. You can revoke your proxy any time before it is voted by (i) notifying our Secretary at the above address, (ii) submitting a later-dated proxy by the Internet or by telephone, (iii) returning a later-dated, signed proxy card or voting instruction form, or (iv) voting in person at the meeting.

REQUIRED VOTES

     A majority of the issued and outstanding shares entitled to vote must be represented at the meeting in person or by proxy in order to have a quorum. A plurality of the shares so represented is required to elect directors and the affirmative vote of a majority of the shares so represented is required to approve other matters to be acted on. If you vote to abstain on any matter, your shares will be counted as present at the meeting for quorum purposes, but will not be counted as votes cast for the proposal specified. If you hold your stock in 'street name' and have not returned a signed voting instruction form, your broker will have authority to vote your shares on those matters that are considered discretionary under New York Stock Exchange rules. If your broker does not have such discretion on any matters (broker non-votes), we will count your shares as present at the meeting for quorum purposes, but we will not vote them on such matters.

     Proxies will be inspected and tabulated by the First Chicago Trust Division of EquiServe, our transfer agent.

SOLICITATION

     We are soliciting proxies by mail and have retained D. F. King & Co, Inc., 77 Water Street, New York, New York 10005, to assist in the solicitation for a fee of $12,500 plus reasonable expenses. We will pay all costs of soliciting proxies and will reimburse brokers, banks and other nominees of our shares for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies by telephone, electronic means, or in person.

                            MATTERS TO BE ACTED UPON
                       PROPOSAL 1. ELECTION OF DIRECTORS

     At the 1999 annual meeting, the terms of five directors are expiring. Four are nominated for reelection to hold office for a three-year term expiring in 2002 and the fifth, Theodore H. Black, will retire from the Board on April 22, 1999, pursuant to the Board's policy on tenure of directors.

     All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees should not be a candidate for election at the meeting, the proxies will be cast for substitute nominees designated by the Board of Directors unless the Board has reduced its membership prior to the meeting. The Board does not anticipate that any of the nominees will be unavailable. The nominees and the directors continuing in office will normally hold office until the annual meeting of stockholders in the year indicated on this and the following pages.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     Biographical information concerning each of the nominees and directors continuing in office is presented on this and the following pages.

--------------------------------------------------------------------------------
       DIRECTORS NOMINATED THIS YEAR FOR TERMS EXPIRING IN 2002 (CLASS I)
--------------------------------------------------------------------------------

[PHOTO]                   CLATEO CASTELLINI
                          Age -- 63
                          Director since 1997
                          CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF BECTON DICKINSON AND COMPANY
                          Mr. Castellini was elected Chairman, President and Chief Executive Officer of Becton
                          Dickinson and Company in June 1994. Previously, he served as Medical Sector President from 1989 and was responsible for worldwide operations of medical supplies and devices.

--------------------------------------------------------------------------------------------------------------------

[PHOTO]                   RICHARD G. HOLDER
                          Age -- 67
                          Director since 1992
                          FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF REYNOLDS METALS COMPANY
                          Mr. Holder served as President and Chief Operating Officer of Reynolds Metals Company from
                          1988 until May 1992, and as Chairman and Chief Executive Officer until October 1996. Mr.
                          Holder is also a director of Corn Products International, Inc. and Universal Corp.

--------------------------------------------------------------------------------------------------------------------

[PHOTO]                   EILEEN S. KRAUS
                          Age -- 60
                          Director since 1994
                          CHAIRMAN OF FLEET NATIONAL BANK (CONNECTICUT)
                          Ms. Kraus served as Vice Chairman of Shawmut National Corporation and President of Shawmut
                          Bank Connecticut, N.A. from September 1992 until December 1995. She assumed her present position following Fleet Financial Group's completion of its acquisition of Shawmut
                          National Corporation in December 1995. She is also a director of Kaman Corporation, The
                          Stanley Works and Yankee Energy System, Inc.

--------------------------------------------------------------------------------------------------------------------

[PHOTO]                   ALAIN LABERGERE
                          Age -- 64
                          Director since 1992
                          EXECUTIVE VICE PRESIDENT OF THE COMPANY AND PRESIDENT OF THE BESTFOODS EUROPE DIVISION
                          Mr. Labergere joined the Company in 1983 and in 1990 was appointed Vice President,
                          Regional Operations, for the CPC Europe Consumer Foods Division headquartered in Brussels.
                          In 1991 he was appointed President of the CPC Europe Division and elected a corporate Vice
                          President. He was elected a Senior Vice President of the Company in October 1991 and an
                          Executive Vice President on July 1, 1995. Mr. Labergere is an Officer of the French Legion
                          of Honor. He is also President of the Confederation of the Food and Drink Industries of
                          the EU in Brussels and sits on the Board of Trustees of the Thunderbird Graduate School of
                          International Management.



-------------------------------------------------------------------------------------------------------------------
                             DIRECTORS CONTINUING IN OFFICE UNTIL 2000 (CLASS II)
-------------------------------------------------------------------------------------------------------------------

[PHOTO]                   WILLIAM C. FERGUSON
                          Age -- 68
                          Director since 1988
                          FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF NYNEX CORPORATION
                          Mr. Ferguson retired as Chairman of NYNEX in April 1995 and as Chief Executive Officer in
                          December 1994. He served as Vice Chairman from 1987 to 1989. Previously, Mr. Ferguson served as President and Chief Executive Officer of NYNEX and New York Telephone Co. He is
                          also a director of Corn Products International, Inc. and serves on the Advisory Board of
                          Greenwich Street Capital Partners.

--------------------------------------------------------------------------------------------------------------------

[PHOTO]                   LEO I. HIGDON, JR.
                          Age -- 52
                          Director since 1993
                          PRESIDENT OF BABSON COLLEGE, WELLESLEY, MASSACHUSETTS
                          Mr. Higdon assumed the presidency of Babson College in Wellesley, Massachusetts in July
                          1997. From October 1993 until July 1997 he served as Dean of Colgate Darden Graduate
                          School of Business Administration at the University of Virginia. He joined the University of Virginia from Salomon Brothers Inc., where he was a member of the Executive Committee.
                          During his 20-year career at Salomon Brothers, Mr. Higdon served as a managing director with responsibilities for corporate finance and mergers and acquisitions, as the firm's vice chairman, and as its co-head of global investment banking. He is also a director of
                          Crompton & Knowles Corp. and Newmont Mining Corp.

                                       4


--------------------------------------------------------------------------------------------------------------------

[PHOTO]                   WILLIAM S. NORMAN
                          Age -- 60
                          Director since 1993
                          PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE TRAVEL INDUSTRY ASSOCIATION OF AMERICA
                          Mr. Norman joined the Travel Industry Association of America as President and Chief
                          Executive Officer in the Fall of 1994. Previously, he served as Executive Vice President of the National Railroad Passenger Corp. (AMTRAK) from 1987. Mr. Norman is also a director of Corn Products International, Inc., and the Travel Industry Association of America.

--------------------------------------------------------------------------------------------------------------------

[PHOTO]                   CHARLES R. SHOEMATE
                          Age -- 59
                          Director since 1988
                          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY
                          Mr. Shoemate was elected Chairman of the Board and Chief Executive Officer in 1990. Prior
                          to his election as President in 1988, Mr. Shoemate served as Vice President of the
                          Company. Mr. Shoemate joined the Company in 1962 and progressed through a variety of positions in manufacturing, finance and business management. He is also a director of
                          CIGNA Corporation, International Paper Co., and Texaco Inc.

---------------------------------------------------------------------------------------------------------------------
                                DIRECTORS CONTINUING IN OFFICE UNTIL 2001 (CLASS III)
---------------------------------------------------------------------------------------------------------------------

[PHOTO]                   ALFRED C. DECRANE, JR.
                          Age -- 67
                          Director since 1994
                          FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF TEXACO INC.
                          Mr. DeCrane retired as Chairman and Chief Executive Officer of Texaco Inc. in July 1996.
                          He was elected President of Texaco in 1983, Chairman of the Board in 1987, and Chief
                          Executive Officer in 1993. He is a director of Birmingham Steel Corporation, CIGNA
                          Corporation, Corn Products International, Inc., Harris Corporation and U. S. Global
                          Leaders Growth Fund, Ltd.



--------------------------------------------------------------------------------------------------------------------

[PHOTO]                   ROBERT J. GILLESPIE
                          Age -- 56
                          Director since 1988
                          EXECUTIVE VICE PRESIDENT OF THE COMPANY
                          Mr. Gillespie was elected an Executive Vice President of the Company in July 1995. He
                          joined the Company in 1965 and in 1976 became President of Canada Starch Company, a subsidiary of the Company. In 1980 he was elected a Vice President of the Company and appointed President of the Corn Products Unit of CPC North America. From 1988 to July
                          1995, he served as President of the Best Foods Division and was elected a Senior Vice
                          President of the Company in 1991. Mr. Gillespie is also a director of Arkwright Mutual
                          Insurance Company.


--------------------------------------------------------------------------------------------------------------------

[PHOTO]                   ELLEN R. GORDON
                          Age -- 67
                          Director since 1991
                          PRESIDENT AND CHIEF OPERATING OFFICER OF TOOTSIE ROLL INDUSTRIES, INC.
                          Ms. Gordon was elected President and Chief Operating Officer of Tootsie Roll Industries,
                          Inc. in 1978 and she is a member of the Tootsie Roll Board. Prior to her election as
                          President, Ms. Gordon served as Senior Vice President. Ms. Gordon is also a Director and
                          Vice President of HDI Investment Corp., a family investment company.



--------------------------------------------------------------------------------------------------------------------

[PHOTO]                   GEORGE V. GRUNE
                          Age -- 69
                          Director since 1985
                          FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE READER'S DIGEST ASSOCIATION, INC.
                          Mr. Grune retired as Chairman and Chief Executive Officer of The Reader's Digest
                          Association, Inc. in April of 1998, offices in which he served for ten year periods until
                          1995 and 1994, respectively, and to which he returned in August 1997. He is currently
                          Chairman of the DeWitt Wallace-Reader's Digest Fund and the Lila Wallace-Reader's Digest
                          Fund. Mr. Grune is also a director of Avon Products, Inc., The Chase Manhattan Corporation
                          and Federated Department Stores, Inc.


--------------------------------------------------------------------------------------------------------------------

[PHOTO]                   HENRIQUE DE CAMPOS MEIRELLES
                          Age -- 53
                          Director since 1997
                          PRESIDENT AND CHIEF OPERATING OFFICER OF BANKBOSTON CORPORATION
                          Mr. Meirelles was elected President and Chief Operating Officer of BankBoston Corporation
                          in July 1996. Previously, he served as President and Regional Manager of BankBoston in
                          Brazil. Mr. Meirelles is also a director of the Raytheon Corporation, Champion
                          International Corporation and BankBoston Corporation.


--------------------------------------------------------------------------------------------------------------------


              PROPOSAL 2. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, in accordance with the recommendation of its Audit Committee, has appointed KPMG LLP ('KPMG') as independent auditors in respect of the Company's operations in 1999, subject to ratification by the stockholders. A partner of KPMG will be present at the stockholders' meeting and will have an opportunity to make a statement and respond to appropriate questions. KPMG also performs non-audit services for the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                              GENERAL INFORMATION
                CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE

     Our Board works continuously to maintain excellence in corporate governance. In November 1998, in order to provide a more formal framework for our outside directors to address governance issues of concern to shareholders, the Board established a Corporate Governance Committee consisting of all outside directors. The duties of the Corporate Governance Committee are set forth on page 9 of this Proxy Statement.

     The Board seeks to improve its effectiveness through a number of measures including:

      Conducting an annual evaluation of Board structure and performance that includes contrasting current corporate governance practices with evolving expectations and making recommendations for improvements in corporate governance practices.

      Encouraging contact between outside directors and senior managers through facility visits, attendance at senior management meetings, outside director orientation programs, and work with corporate officers who serve as committee executives.

      Review of incumbent directors prior to recommendation for re-election emphasizing: commitment to serving the Company, regular attendance at meetings and familiarity with materials distributed in advance of meetings, active participation in meetings, willingness to give advice and counsel, and sense of commitment to stockholders, employees and other communities served by the Company.

      Periodic review of the Company's Shareholder Rights Plan in order to ensure that the Plan continues to serve the best interests of our shareholders.

OVERSIGHT DUTIES

     In addition to maintaining high standards of corporate governance, our Board has wide-reaching oversight duties. In carrying out such oversight responsibilities, the Board emphasizes the Company's strategy and performance and management oversight. Through its committees the Board oversees the Company's conduct and policy compliance, integrity of accounting and financial controls, and financial structure.

STRATEGY AND PERFORMANCE

     The Board reviews the Company's long-term strategies and the management structures designed to implement these strategies. This review consists of steps that foster Board involvement at important points in the strategy formation process:

      At the start of each year, the Board conducts a review of the Bestfoods vision and the strategies supporting it.

      Thereafter, the Board reviews the strategic plans of the operating divisions based on the vision and strategies.

      During the year, the Board examines the capital expenditures that support the strategies and reviews the performance of recent acquisitions.

      After the end of each year, the Board conducts an annual review of operating results for the previous year and the goals and plans for the upcoming year.

MANAGEMENT OVERSIGHT

     In fulfilling its responsibility to oversee the performance of the chief executive officer and other executive officers, our Board has the following practices:

      At the beginning of each year the Board, meeting in executive session, reviews the performance of senior management, the management organization and succession planning.

      With the chief executive officer absent, the Board, meeting in executive session, reviews his performance, emphasizing his: leadership in development and implementation of strategies; leadership of the Company to superior corporate performance; establishment of an effective organizational structure that supports the strategies; development of an effective chief executive officer succession plan; promotion and implementation of Company principles that further the highest ethical practices and social values; and recommendations for improvements in corporate governance practices.

      Throughout the year, directors have opportunities to review management through informal one-on-one sessions with the chief executive officer, routine executive sessions at the end of Board meetings, and contact between outside directors and senior managers in informal settings, including visits by Board members to Company facilities.

COMMITTEES OF THE BOARD

     In order to fulfill its responsibilities, our Board delegates to its five Committees the authority to consider certain matters and report to the Board with appropriate recommendations. To enhance the effectiveness of the
Committees:

      Each Committee is chaired by an outside director.

      The chairmanships and memberships of all of the Committees are rotated on a regular 3-4 year basis to give the directors a broader knowledge of our Company's affairs and to impart fresh ideas to each Committee. The Chairman of a Committee is normally a director who has already served on that Committee for several years, and he or she then serves for a longer period than the other members.

      The Board conducts an annual review of the charter of each Committee.

      Each Committee establishes its own agendas for the year, and conducts a year-end evaluation of its performance by comparing the topics considered at meetings with its charter as established by the Board.

      Oral reports of Committee activities are given at each Board meeting and minutes of Committee meetings are sent to all of the directors.

CORPORATE GOVERNANCE COMMITTEE

                                 NUMBER OF MEETINGS
        MEMBERS                        IN 1998                         FUNCTIONS
------------------------  ---------------------------------------------------------------------

G. V. Grune (Chair)                       0                 Evaluates Board performance and
T. H. Black                      (Established 11/98)        effectiveness.
C. Castellini                                               Reviews the Compensation and
A. C. DeCrane, Jr.                                          Nominating Committee criteria for
W. C. Ferguson                                              nomination of new and incumbent
E. R. Gordon                                                directors.
L. I. Higdon, Jr.                                           Establishes guidelines for Board
R. G. Holder                                                tenure.
E. S. Kraus                                                 Reviews corporate governance matters.
H. de C. Meirelles                                          Reviews the size, structure and
W. S. Norman                                                organization of the Board and its
(all outside directors)                                     committees.

CORPORATE AFFAIRS COMMITTEE

                                    NUMBER OF MEETINGS
             MEMBERS                     IN 1998                         FUNCTIONS
----------------------------------  ------------------   ------------------------------------------
E. S. Kraus (Chair)                         3            Reviews policies and programs of the
T. H. Black                                              Company relating to customer and consumer
C. Castellini                                            relations, employee relations, health,
R. J. Gillespie                                          safety and the environment, community
E. R. Gordon                                             relations, compliance with laws,
G. V. Grune                                              disclosure of information and insider
W. S. Norman                                             trading, and business ethics.
(a majority of outside directors)                        Reviews major litigation, crisis
                                                         management organization, and programs for
                                                         communication with investors, governments
                                                         and the public.


AUDIT COMMITTEE

                                    NUMBER OF MEETINGS
             MEMBERS                     IN 1998                         FUNCTIONS
----------------------------------  ------------------   ------------------------------------------
L. I. Higdon, Jr. (Chair)                   4            Reviews the scope and results of the
T. H. Black                                              annual audit, approves the non-audit
C. Castellini                                            services rendered by the independent
W. C. Ferguson                                           auditors and considers the effect of such
R. G. Holder                                             non-audit services on the independence of
H. de C. Meirelles                                       the auditors.
(all outside directors)                                  Recommends to the Board appointment of
                                                         independent auditors for the ensuing year,
                                                         subject to stockholder approval.
                                                         Reviews internal control systems and
                                                         auditing procedures, accounting policies,
                                                         financial structure and financial
                                                         reporting. Meets privately on a regular
                                                         basis with both the independent auditors
                                                         and the corporate general auditor.
                                                         Reviews annually the independence of each
                                                         outside director.

COMPENSATION AND NOMINATING COMMITTEE


                                    NUMBER OF MEETINGS
             MEMBERS                     IN 1998                         FUNCTIONS
----------------------------------  ------------------   ------------------------------------------
W. S. Norman (Chair)                        4            Approves executive officer compensation
A. C. DeCrane, Jr.                                       and incentive plans, reviews employee
E. R. Gordon                                             benefit plans and makes recommendations to
G. V. Grune                                              the Board on such plans.
E. S. Kraus                                              Recommends to the Board of Directors the
(all outside directors)                                  compensation for outside directors and
                                                         administers their compensation plans.
                                                         Reviews the performance of incumbent
                                                         directors whose terms are expiring prior
                                                         to recommending to the Board the nominees
                                                         for election as directors at the annual
                                                         meeting of stockholders.
                                                         Develops criteria for Board membership and
                                                         considers candidates for membership on the
                                                         Board. (Stockholders who want to recommend
                                                         a candidate for consideration as a nominee
                                                         for director may do so by writing to the
                                                         Corporate Secretary and providing a
                                                         statement of the candidate's
                                                         qualifications and experience.)

FINANCE COMMITTEE

                                    NUMBER OF MEETINGS
             MEMBERS                     IN 1998                         FUNCTIONS
----------------------------------  ------------------   ------------------------------------------
A. C. DeCrane, Jr. (Chair)                  3            Reviews policies and practices of the
W. C. Ferguson                                           Company affecting its financial structure
L. I. Higdon, Jr.                                        and position, short- and long-term
R. G. Holder                                             financing, foreign exchange management,
A. Labergere                                             financial derivatives including
H. de C. Meirelles                                       commodities and hedging, capital
(a majority of outside directors)                        expenditures, dividends, insurance
                                                         coverage and taxes.
                                                         Recommends to the Board the appointment of
                                                         trustees and investment managers under
                                                         employee benefit plans and reviews their
                                                         performance, and recommends the annual
                                                         contributions by the Company to fund such
                                                         plans.

QUALIFICATIONS OF DIRECTORS

     Our Board of Directors presently consists of fourteen members, of whom eleven qualify as independent directors. The Board is divided into three classes, with one class standing for election each year for a three-year term. Our Board believes that all of the independent directors act autonomously from management and do not have any relationships that would interfere with their free exercise of judgment and are eligible to serve on the Audit Committee and the Compensation and Nominating Committee under the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and the Internal Revenue Service. Every year the Audit Committee reviews the independent status of all such directors and reports on this to the Board. Based upon such review none of these eleven directors:

      is a current or former employee or officer of the Company;

      provides regular or personal services to the Company other than as a director or is employed by a company which receives remuneration for personal services;

      is an owner of 5% or more of a company which receives remuneration from the Company;

      is an officer, employee or owner of 5% or more of any company that acts as a supplier or customer of the Company where such purchases or sales exceed 5% of either entity's annual revenues;

      had a personal transaction with or indebtedness to the Company in excess of $60,000;

      received compensation from the Company in any capacity other than as a director;

and are thus independent.

     Our policy on tenure of directors requires independent directors and former chief executive officers of the Company to retire from the Board at the annual meeting of stockholders in the year following their 70th birthday, and employee directors when they leave the Company, whether or not the term for which they have been elected has expired.

DIRECTOR COMPENSATION

     Employee directors do not receive compensation for serving as directors. Independent directors are compensated as follows:

Annual Board retainer.........................................................  $60,000
Annual retainer for Committee chair...........................................    3,000
Board attendance fee (per meeting)............................................    1,250
Committee attendance fee (per meeting)........................................    1,250
Company facility visitation fee (per day).....................................    1,250

     One-half of the Annual Board retainer is paid in cash and one-half is paid in the form of common stock of the Company which is mandatorily deferred until retirement under the Deferred Compensation Plan for Outside Directors (the 'Plan'). All or part of the cash portion of the retainer and fees may, at the director's option under the terms of the Plan, be deferred in the form of common stock of the Company or in an interest-bearing account, and paid after retirement from the Board. In 1998, each outside director was also credited with 400 shares of mandatorily deferred common stock of the Company under the Plan.

DIRECTOR ATTENDANCE

     Our Board held seven meetings in 1998, and each of the directors attended at least 85 percent of these meetings. Attendance of all directors at meetings of the Board and of Committees on which they served averaged 97 percent.

CHARITABLE CONTRIBUTIONS

     To promote charitable giving, directors participate in our Charitable Awards Program under which the Company donates a total amount of up to $1 million to as many as four educational institutions with which we have recruiting, research and other relationships, as designated by each director. We pay these donations in ten annual installments after the director's death. Outside directors become vested in the program upon completion of ten years of service or retirement from the Board at age 70, and employee directors become vested upon completion of five years of service as a director or retirement at or after age 62. The program is financed through the purchase of life insurance policies and the Company receives a charitable deduction for donations made from the proceeds of the policies. Directors derive no financial benefit from the program.

     Each director may contribute up to $5,000 per year to certain tax-exempt organizations under the Company's matching gifts program which is available to full-time U.S. employees and their spouses as well as the directors. For each dollar contributed within the $5,000 limit, we contribute two dollars. The Company provides $100,000 of group term life insurance and $175,000 of travel accident insurance to the directors as well as director liability insurance for all directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during 1998 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

                             STOCK OWNERSHIP TABLE

     All of the unallocated shares of ESOP preferred stock (905,319 shares and 52 percent of the outstanding preferred stock of the Company) are held by Fidelity Management Trust Company of Boston, Massachusetts, the owner of record. To our best knowledge, there was no beneficial owner (person or group) of more than five percent of the outstanding common stock of the Company on February 26, 1999.

     The following table shows the common stock ownership as of February 26, 1999 of each director, the chief executive officer and each of the other four most highly compensated executive officers of the Company (the 'named executive officers'), and all directors and executive officers as a group. All directors and executive officers as a group own beneficially less than two percent of the outstanding common stock and less than four percent of the ESOP preferred stock.

                                                              SHARES                 STOCK
                        NAME                                 OWNED(1)   OTHER(2)    UNITS(3)    TOTAL(4)
                        ----                                 --------   --------    --------    --------

T. H. Black................................................     10,000      --        10,053      20,053
C. Castellini..............................................      2,000      --         2,810       4,810
A. C. DeCrane, Jr. ........................................      1,000      --        10,308      11,308
W. C. Ferguson.............................................      5,624      --        12,428      18,052
R. J. Gillespie............................................     94,813    180,374     25,360     300,547
E. R. Gordon...............................................      4,000      --        20,277      24,277
G. V. Grune................................................      4,400      --        12,662      17,062
L. I. Higdon, Jr...........................................      2,000      --         4,127       6,127
R. G. Holder...............................................      2,000      2,000     13,567      17,567
B. H. Kastory..............................................    119,873      4,200     30,599     154,672
E. S. Kraus................................................        400      --         9,565       9,965
A. Labergere...............................................    103,249      --         --        103,249
J. J. Langdon..............................................     20,531     29,413      --         49,944
H. de C. Meirelles.........................................     --          --         2,780       2,780
W. S. Norman...............................................      2,038      --         6,976       9,014
C. R. Shoemate.............................................  1,174,507    235,401     77,452   1,487,360
All directors and executive officers as a
   group (31 persons)......................................  2,264,273    599,784    312,946   3,177,003

------------

(1) Includes all shares which may be purchased before April 27, 1999 upon the exercise of stock options as follows: R. J. Gillespie, 93,382; B. H. Kastory, 54,620; A. Labergere, 37,148; J. J. Langdon, 17,327; C. R.
    Shoemate, 1,174,507; and all directors and executive officers as a group, 1,786,611. Also includes shares held in the Bestfoods Stock Fund of the Savings Plan.

(2) Includes shares held jointly with or owned by spouses or minor children, or held in trust. C. R. Shoemate disclaims beneficial ownership of 46,408 of such shares. No other director or executive officer disclaims beneficial ownership.

(3) For the executive officers, the stock units represent an annual bonus that is deferred and credited in the form of common stock under the Deferred Stock Unit Plan. Such bonuses are payable in cash following retirement or termination of employment. For the outside directors, the stock units represent retainer and fees deferred in the form of common stock under the Deferred Compensation Plan for Outside Directors.

(4) In addition, Messrs. Gillespie, Kastory, Langdon and Shoemate have, respectively, 6,069, 6,158, 3,898, and 6,013 shares, and all executive officers as a group have a total of 66,900 shares, of ESOP preferred stock allocated to their accounts in the Savings Plan.

                  COMPENSATION AND NOMINATING COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION AND NOMINATING COMMITTEE RESPONSIBILITIES

     The Compensation and Nominating Committee of the Board of Directors, composed entirely of independent directors, has the responsibility to approve the compensation of all executive officers and to administer executive incentive compensation plans. This report describes the manner in which we addressed those responsibilities in 1998.

DISCUSSION OF SHORT-TERM COMPENSATION (BASE SALARY AND ANNUAL INCENTIVE)

     The Company's short-term compensation program, consisting of base salary and annual incentive, is administered by using the concepts of salary and incentive ranges for each executive position. Salary and incentive ranges are established reflecting data from salary surveys of companies in the consumer goods and food sectors. The companies surveyed are those with which the Company competes in the marketplace in business results, for human resources, and in stockholder return. These companies are similar but not identical to those in the S&P Foods Index and the Peer Group Index in the Stockholder Return Comparison graph on page 23 because survey data are not available for all of the Index companies.

     Each salary range has a midpoint which represents the average salary for comparable surveyed positions, and a range that varies about 27% above and below midpoint for the highest level position and about 24% for the lowest level position. An individual executive's progress through and position in the salary range depend primarily upon individual performance and time in the job. Annual incentive ranges and midpoints also have been established for each position as a percentage of salary. These annual incentive ranges are highly leveraged and correlated to Bestfoods financial performance relative to competitor companies and preestablished goals. Actual incentive payments can vary significantly depending upon the performance of the Company, the business unit, and the individual. The principal factors used in assessing such performance include earnings per share growth at the Company level; sales and operating income growth at both the Company and business unit levels; asset utilization; and achievement at the business unit and individual levels of agreed-upon goals under the 'Balanced Scorecard' performance system described later. In addition to surveys of competitive practice, the Committee periodically uses outside consultants to review these salary ranges and incentive targets for accuracy and appropriateness, and to review the appropriateness of compensation actually paid. The Committee conducted such a review in 1998. It is the Company's objective to be fully competitive in salaries and annual incentive opportunities with companies with which it competes, based on relative performance with these companies.

BASIS FOR SPECIFIC SHORT-TERM COMPENSATION ACTIONS

     Studies of competitive short-term compensation practices, confirmed by a study by outside compensation consultants in 1998, indicated that the Company's base salary midpoints, actual salaries paid, and annual incentive awards are in line with competition.

     The base salaries paid in 1998 to the five highest paid executive officers named in the Summary Compensation Table on page 19 vary from 3.4% below to 8.7% above the midpoint of their respective ranges for 1998. As noted earlier, the salary range midpoint for a position represents the average salary for that position within the surveyed group of companies. We believe this information indicates that the Company's base salaries are competitive with surveyed companies. In the salaries reported in the Table, variances from midpoint correlate to individual performance and time in position.

     Incentive payments for executive officers with corporate responsibilities reflect overall corporate performance, Balanced Scorecard performance and individual performance.

Incentive payments for executive officers with operations responsibilities primarily reflect business unit performance, as well as corporate performance, Balanced Scorecard performance and individual performance.

     For 1998, Bestfoods had an excellent year with outstanding results achieved in Europe, Latin America and Baking, while North America and Asia struggled in difficult environments. Overall, before special items, operating income increased by 10.1% despite the 6.5% unfavorable impact of currencies in Europe, Latin America and Asia. Volumes, including acquisitions were up nearly 2.5%, and return on equity exceeded 56%.

     Earnings per share in 1998 increased by 13.8% for the Company. Based on these results, the Committee believes the incentive awards for executive officers are reasonable and within competitive norms. Incentive awards for the five highest paid executive officers range from about 5% below to 12% above their mid-range targets.

     Specifically with regard to the chief executive officer, Mr. Shoemate, the Committee authorized a salary increase of 6.2% effective May 1, 1998. The Committee also approved an incentive award under the Executive Annual Incentive Plan for 1998 of $1,600,000 representing 169% of his salary at the time of the award. Both the salary increase and the annual incentive award were based on evaluations of Mr. Shoemate's performance conducted by all of the Company's independent directors, using the process and performance criteria described on page 8. In approving the salary increase, the Committee considered Mr. Shoemate's time in his current job, his position in his salary range, competitive pay data, and the performance of the Company. In approving the annual incentive award, the Committee considered in particular his leading the Company to achieve excellent financial results and his strategic leadership in pursuing the Company's vision to become 'The Best International Food Company in the World' and progress toward that vision by executing the supporting strategies; his continued progress in worldwide implementation of the 'Balanced Scorecard' performance measurement system which focuses all levels of management on strategic business drivers including customer satisfaction, business practices, people development, and innovation and learning, in order to foster superior financial results; and his implementation of sound and effective systems of corporate governance.

DISCUSSION OF LONG-TERM COMPENSATION

     The Company's long-term compensation program consists of annual awards of performance units and stock options under the Stock and Performance Plan. The number of options granted is equal to the number of performance units. For a more detailed description of how these tandem awards work, refer to footnote (1) to the Option Grants table on page 21. The size of performance awards granted to each participant depends upon the position level, the individual's performance and, to a lesser extent, time in position. The size of awards is generally in the mid-range of long-term compensation practices among surveyed consumer goods and food sector companies. Competitiveness is assessed by independent consultants' evaluations of survey data. Because of the wide range of approaches to long-term compensation and the availability of data, companies surveyed for this purpose are similar but not identical to those surveyed for short-term compensation.

     Earning of awards depends entirely upon the Company's stockholder return (stock price appreciation plus dividends paid) compared to a group of food and other consumer products companies with which the Company believes it competes for investors. Each year the

Committee reviews and approves the companies to be included in the comparator group for the performance cycle established in that year. The comparator group approved for the cycles established in 1995, 1996, 1997 and 1998 is the Peer Group described under 'Stockholder Return Comparison' on page 23 (except in 1995, 1996 and 1997, ADM was included and Nabisco was not). To the extent that performance awards are earned, an equivalent number of the options granted in tandem are canceled. The value of the award earned is dependent upon the value of Company stock and its price appreciation from the beginning to the end of the four-year performance cycle. Payments are made at the end of the four-year cycle.

BASIS FOR SPECIFIC LONG-TERM COMPENSATION ACTIONS

     Award payments made in January 1999 and reported in the Summary Compensation Table on page 19 reflect annual and cumulative stockholder return results over a four-year period beginning January 1, 1995 and ending December 31, 1998. During the four-year award cycle, participants had the opportunity to earn from zero to 25% of their awards in each year of the cycle based on Bestfoods total shareholder return relative to the peer group of companies. Company results in the top quartile of the peer group would result in executives earning 25% and results in the bottom quartile earn the executive 0%. A graduated schedule provides award levels between the top and bottom quartiles. In the first cycle year (1995), 21.25% was earned. In the second year (1996), 16.25% was earned. In the third year (1997), 3.75% was earned, and in the fourth and final year (1998), 25.00% was earned. Thus, over the four years, 66.25% of the potential performance award was earned and paid at the end of the cycle. During this period, the Company's share price increased $27.5876, from $25.9124 to $53.50 (adjusted for the two-for-one stock split in April 1998). The cash portion of the long-term award was equal to the Company's share appreciation times the total number of units earned.

     Since 66.25% of the performance award was earned, 66.25% of the tandem options were canceled. The balance of 33.75% of the stock options granted remain in effect with an exercise price equal to the fair market value of the Company's common stock at the date of the award in 1995 ($25.9124). This provides continuing incentive to increase share price and, therefore, return to the stockholder. Without share price increase, these options have no value to the executive. Studies provided by outside consultants to the Committee show that the design of the Plan provides opportunities for executive incentive payouts competitive with market compensation at each level of relative shareholder return performance.

     In 1998, Mr. Shoemate received a post stock split award of 110,000 performance units which may be earned over a four-year cycle ending in 2001, a tandem award of 110,000 stock options and a stand-alone award of 110,000 stock options. The Committee's decision to grant this award was based upon its assessment of the long-term compensation survey data, and outside consultants' evaluations thereof, referred to above, and the evaluation of Mr. Shoemate's performance for 1998 conducted by the independent directors, using the process and performance criteria described on page 8. The award was designed to provide further incentive for Mr. Shoemate to lead the Company in maximizing stockholder value. In addition, the Committee granted Mr. Shoemate 207,430 non-qualified stock options at an exercise price equal to the fair market value on April 27, 1998, the date of grant, providing Mr. Shoemate remains with the Company as chief executive officer. This award was the third of three awards to be made in response to competitive long-term compensation activity and to help ensure management continuity and an appropriate succession process at Bestfoods.

OVERALL PROGRAM RISK AND LEVERAGE

     As the compensation tables in this proxy statement indicate, a significant portion of executive compensation has been placed at risk. Payments under the annual incentive program are dependent upon annual business results compared to preestablished goals and competitor performance and individual performance. Long-term award payments are dependent upon the Company's stockholder return relative to the comparator group of companies referred to earlier. In the case of Mr. Shoemate, 87% of his annual and long-term compensation came from incentive compensation plans which relate to Company performance and only 13% from base salary. Similar degrees of risk exist for the four other highest paid executive officers.

EXECUTIVE STOCK OWNERSHIP TARGETS

     In 1993, the Company established stock ownership targets for all participants in the Stock and Performance Plan. The ownership target for the chief executive officer is seven times base salary; for the most senior operating and corporate staff officers it is five times base salary; for remaining officers, it is three times base salary; and for select non-officer participants, it is equal to base salary. Stock used to assess these ownership targets includes stock directly owned by the executive, and stock owned indirectly through participation in the Deferred Stock Unit Plan described in footnote (3) to the Stock Ownership Table on page 14, but excludes shares covered by unexercised stock options. Executives are expected to attain these ownership targets within three to five years from the time the executive's target was established or increased. All of the executive officers named in the Summary Compensation Table, including Mr. Shoemate, exceed their targets.

DEDUCTIBILITY CAP ON COMPENSATION EXCEEDING $1,000,000

     The tax law limits to $1 million the deductibility of annual compensation payments made to each of the five highest paid executives. However, there is an exception to this loss of tax deduction for payments that meet certain objective performance standards. It is the Committee's general policy to avoid the loss of tax deductibility to the extent it believes prudent and feasible. To this effect, the Company amended the 1993 Stock and Performance Plan so that long-term compensation payments, including stock options, meet the objective performance exception. In 1997, stockholders approved a new Executive Annual Incentive Plan so that short-term incentive payments also meet this exception. It is the Committee's conclusion that for 1998 the $1 million cap rules will not result in any lost tax deductions. However, notwithstanding its general policy, the Committee retains the discretion to authorize payments that may not be deductible if it believes that to do so is in the best interest of the Company and its stockholders.

                                          Compensation and Nominating Committee:

                                          W. S. Norman, Chairman
                                          A. C. DeCrane, Jr.
                                          E. R. Gordon
                                          G. V. Grune
                                          E. S. Kraus

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded or paid to the named executive officers during each of the last three fiscal years.

--------------------------------------------------------------------------------
                          SUMMARY COMPENSATION TABLE*
--------------------------------------------------------------------------------

                            ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                          ------------------------  -----------------------------------------
                                                                     AWARDS        PAYOUTS
                                                                  ------------  -------------
                                                     RESTRICTED    SECURITIES     LONG-TERM
        NAME AND                SALARY     BONUS       STOCK       UNDERLYING     INCENTIVE        ALL OTHER
   PRINCIPAL POSITION     YEAR    ($)       ($)      AWARDS($)    OPTIONS #(1)  PAYOUTS($)(2)  COMPENSATION($)(3)
------------------------- ----  -------  ---------  ------------  ------------  -------------  ------------------

C. R. Shoemate .......... 1998  926,667  1,600,000        0          427,430        4,702,703        128,675
   Chairman, President    1997  871,667    725,000        0          435,602        3,268,514        111,548
   and Chief Executive    1996  821,250    650,000        0          534,124        2,252,813        111,693
   Officer
R. J. Gillespie ......... 1998  600,000    725,000        0           40,000        2,090,057         92,952
   Executive Vice         1997  560,000    510,000        0           41,486        1,634,207         78,329
   President -- Strategic 1996  536,667    290,000        0          108,764        1,126,406         77,993
   Business Development
A. Labergere ............ 1998  570,000    765,000        0           60,000        2,090,057         34,300
   Executive Vice         1997  540,500    545,000        0           49,782        1,634,207         32,530
   President and          1996  483,083    300,000        0           41,486        1,126,406         28,630
   President, Bestfoods
   Europe
B. H. Kastory ........... 1998  445,000    520,000        0           32,000        1,254,003         78,460
   Senior Vice            1997  412,500    300,000        0           28,002          898,809         63,648
   President -- Finance   1996  345,000    190,000     375,000(4)     60,120          625,781         60,067
   and Administration
J. J. Langdon ........... 1998  370,000    460,000        0           18,000          835,977         78,793
   Vice President and     1997  348,750    325,000     170,500(4)     18,668          653,643         57,869
   President, Bestfoods   1996  315,000    137,000     262,500(4)     18,668          375,469         83,696
   Baking

------------

 * Changes in the identity of the five most highly compensated officers since the Company's 1998 Proxy Statement reflect relative performance of Company divisions.

(1) In all compensation tables, the number of securities have been adjusted to reflect changes due to the spin-off of the Company's corn refining business on December 31, 1997 and the impact of a two-for-one stock split to holders of record on March 31, 1998 payable on April 24, 1998.

(2) Includes cash and the market value of the Company's common stock paid in respect of performance units awarded under the 1993 Stock and Performance Plan at the end of four-year performance cycles.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) Includes the following for 1998:

    a. Company matching contributions to defined contribution plans as follows:
       C. R. Shoemate, $77,897; R. J. Gillespie, $58,297; A. Labergere, $34,300;
       B. H. Kastory, $48,997; and J. J. Langdon, $44,497.

    b. Value of premiums paid by the Company under the Executive Life Insurance Plan as follows: C. R. Shoemate, $47,850; R. J. Gillespie, $34,655; B.
       H. Kastory, $29,440; and J. J. Langdon, $26,297.

    c. For C. R. Shoemate and J. J. Langdon, $2,928 and $8,107, respectively, of above-market interest at the rate credited to all participants in the Deferred Compensation Plan, pursuant to which all or a portion of annual bonus may be deferred and credited to an interest-bearing account, and paid over a fifteen-year period following retirement.

(4) Represents the value of shares of restricted stock on the date of award. Dividends are paid on restricted stock at the rate paid to all stockholders. All restrictions on 1996 awards to B. H. Kastory (10,370 shares) and J. J. Langdon (7,260 shares) lapsed after twenty-four months. Restrictions on J.
    J. Langdon's 1997 award (4,148 shares) lapse on one-fourth of the shares on each of the first four anniversary dates of the award. Restrictions remain on 3,111 shares of J. J. Langdon's award. The named executive officers hold no other shares of restricted stock.

--------------------------------------------------------------------------------
                             OPTION GRANTS IN 1998
--------------------------------------------------------------------------------

                                INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE
----------------------------------------------------------------------------------        VALUE AT ASSUMED
                                 NUMBER OF     PERCENT OF                                 ANNUAL RATES OF
                                SECURITIES    TOTAL OPTIONS  EXERCISE                 STOCK PRICE APPRECIATION
                                UNDERLYING     GRANTED TO     OR BASE                    FOR OPTION TERM(2)
                                  OPTIONS       EMPLOYEES      PRICE    EXPIRATION  ----------------------------
NAME                           GRANTED(#)(1)     IN 1998     ($/SHARE)     DATE     0% ($)  5% ($)     10% ($)
--------------------------------------------  -------------  ---------  ----------  ----------------  ----------

C. R. Shoemate.................    110,000        4.3349       50.3125    1/20/08      0   3,480,539   8,820,368
                                   110,000        4.3349       50.3125    1/20/08      0   3,480,539   8,820,368
                                   207,430        8.1743       54.2815    4/27/08      0   7,081,109  17,944,921
R. J. Gillespie................     40,000        1.5763       50.3125    1/20/08      0   1,265,650   3,207,407
A. Labergere...................     60,000        2.3645       50.3125    1/20/08      0   1,898,476   4,811,110
B. H. Kastory..................     32,000        1.2610       50.3125    1/20/08      0   1,012,520   2,565,925
J. J. Langdon..................     18,000        0.7093       50.3125    1/20/08      0     569,543   1,443,333

------------

(1) The options listed were granted at an exercise price equal to the fair market value of Bestfoods stock on the date of grant and, except as described below, in tandem with an equivalent number of performance units under the 1993 Stock and Performance Plan. The performance units were issued for a cycle of four years' duration, with a goal based on relative performance in total shareholder return, determined by the increase in the value of common stock of the Company during each year of the cycle assuming reinvestment of dividends, measured against the performance of a Peer Group of companies. Up to 25% of the units may be earned in each year of the cycle and are payable at the conclusion of the cycle. To the extent performance units are earned and payable, a corresponding number of options are canceled. These options were granted on January 20, 1998 and became exercisable on January 20, 2008. This column also includes, with respect to Mr. Shoemate, additional option awards under the Stock and Performance Plan and separately, both of which were granted at an exercise price equal to the fair market value of the Company's stock on the date of grant. Under the 1993 Plan, in the event of a change in control of the Company, all performance cycles will terminate and participants will receive the value in cash of the performance units theretofore earned and 100% of the units that could have been earned during the remainder of the cycles. The amounts paid to the named executive officers for the cycles ending in 1998, 1997 and 1996 are shown as 'Long-Term Incentive Payouts' in the Summary Compensation Table on page 19.

(2) The amounts shown under these columns are calculated at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The amounts shown assume that no performance units will be earned so that all options granted will be exercisable.

--------------------------------------------------------------------------------
                                AGGREGATED OPTION EXERCISES IN 1998
                           AND OPTION VALUES AS OF DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                                                       NUMBER OF
                                                                       SECURITIES               VALUE OF
                                                                       UNDERLYING              UNEXERCISED
                                                                      UNEXERCISED             IN-THE-MONEY
                                                                       OPTIONS AT              OPTIONS AT
                                                                  DECEMBER 31, 1998(#)   DECEMBER 31, 1998($)(2)
                                                                  --------------------   -----------------------
                               SHARES ACQUIRED       VALUE            EXERCISABLE/            EXERCISABLE/
NAME                           ON EXERCISE(#)    REALIZED($)(1)      UNEXERCISABLE            UNEXERCISABLE
-----------------------------  ---------------   --------------   --------------------   -----------------------
C. R. Shoemate...............       25,022           476,191           850,202/588,194      15,517,166/3,464,411
R. J. Gillespie..............       21,002           522,288            90,882/102,232       2,072,124/1,230,625
A. Labergere.................       21,004           664,879            33,398/128,454         714,858/1,374,358
B. H. Kastory................        8,818           233,276            51,792/ 73,230        1,167,480/ 824,121
J. J. Langdon................        8,294           244,865            15,166/ 45,488          316,453/ 539,658

------------

(1) Amounts shown are based on the difference between the market value of Bestfoods' common stock on the date of exercise and the exercise price.

(2) Amounts shown are based on the difference between the closing price of Bestfoods' common stock on December 31, 1998 ($53.25) and the exercise price or base price.
--------------------------------------------------------------------------------
                                            PENSION PLAN TABLE
--------------------------------------------------------------------------------

       5-YEAR AVERAGE                                 YEARS OF SERVICE
           ANNUAL              ---------------------------------------------------------------
        COMPENSATION              5          10         15         20         25         30
-----------------------------  --------   --------   --------   --------   --------   --------
$  800,000...................  $ 48,000   $ 96,000   $144,000   $192,000   $240,000   $288,000
 1,000,000...................    60,000    120,000    180,000    240,000    300,000    360,000
 1,200,000...................    72,000    144,000    216,000    288,000    360,000    432,000
 1,400,000...................    84,000    168,000    252,000    336,000    420,000    504,000
 1,600,000...................    96,000    192,000    288,000    384,000    480,000    576,000
 1,800,000...................   108,000    216,000    324,000    432,000    540,000    648,000
 2,000,000...................   120,000    240,000    360,000    480,000    600,000    720,000
 2,200,000...................   132,000    264,000    396,000    528,000    660,000    792,000
 2,400,000...................   144,000    288,000    432,000    576,000    720,000    864,000
 2,600,000...................   156,000    312,000    468,000    624,000    780,000    936,000

     The table shows annual pension benefits payable under the Company's defined benefit plans for salaried employees. No additional benefits accrue after 30 years of service. This table is based upon the current pension plan formula of 1.2% of average compensation per year of service up to 30 years. Prior to 1989 the formula provided a benefit of 1.5% of average compensation per year of service up to 30 years reduced by the social security benefit. Messrs. Shoemate, Gillespie and Kastory benefit from the prior formula for their years of service before 1989. Mr. Labergere is covered by the international pension plan.

     Compensation covered by the plans is the combined annual compensation reported in the Salary and Bonus columns of the Summary Compensation Table on page 19. Each of the named executive officers has 30 years of service for purposes of the plans, except A. Labergere and J. J. Langdon, who have 15 and 6 years, respectively. Amounts shown in the Table are computed as a straight life annuity upon retirement at age 62 or later and are not subject to any deduction for Social Security benefits.

                         STOCKHOLDER RETURN COMPARISON

     The following graph compares the five-year cumulative total return to stockholders of our common stock with the cumulative total return of the Standard & Poor's Foods Index, the Standard & Poor's 500 Stock Index and a Peer Group Index of food and food-related companies. The companies in the Peer Group were approved by the Compensation and Nominating Committee in order to measure the Company's performance during each of the 1996, 1997 and 1998 performance cycles under the 1993 Stock and Performance Plan (see the Compensation and Nominating Committee Report on page 16). The historical performance of the Peer Group Index, weighted for market capitalization, is shown as a reference. The Peer Group consists of: Campbell Soup Company, Con Agra, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Hormel Foods Corporation, Kellogg Company, McCormick & Company, Incorporated, Nabisco Holdings Corp., The Quaker Oats Company, Sara Lee Corporation, Smucker (J.M.), Co., Unilever N.V., and Wm. Wrigley Jr. Company. The graph assumes initial investments of $100 on December 31, 1993 and reinvestment of dividends.

                                   BESTFOODS
                         STOCKHOLDER RETURN COMPARISON
                     FOR FIVE YEARS ENDED DECEMBER 31, 1998



----------------------------------------------------------------------------------------------
                             BASE PERIOD      RETURN     RETURN     RETURN    RETURN    RETURN
                                 1993          1994       1995       1996      1997      1998
----------------------------------------------------------------------------------------------
Bestfoods                        100          114.94     151.68     175.01    247.39    268.35
----------------------------------------------------------------------------------------------
S&P Foods Index                  100          111.78     142.59     168.93    242.12    262.02
----------------------------------------------------------------------------------------------
S&P 500 Index                    100          101.32     139.40     171.40    228.59    293.91
----------------------------------------------------------------------------------------------
Peer Group Index                 100          104.96     135.98     159.55    228.17    251.21
----------------------------------------------------------------------------------------------


                              [PERFORMANCE GRAPH]


                             SEVERANCE ARRANGEMENTS

     The Company maintains severance agreements with its executive officers, including the named executive officers, which provide for a lump sum payment equal to three times the sum of the annual salary and bonus of the officer, and continuation of medical and insurance plans for a three-year period, if the officer's employment is terminated involuntarily other than for cause or voluntarily for good reason, within two years after a change in control of the Company. The agreements also provide that the amount of excise tax, if any, under the Internal Revenue Code to be paid by any executive officer shall be reimbursed by the Company.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     If any stockholder wants to submit a proposal for inclusion in the proxy material for the 2000 annual meeting which will be held on Thursday, April 27, 2000, it must be received by the Corporate Secretary by November 11, 1999. Also, under our By-Laws, a stockholder can present at an annual meeting any other business, including the nomination of candidates for director, only if the stockholder notifies the Corporate Secretary in writing of the business or candidates between January 28, 2000 and February 25, 2000. There are other procedural requirements in the By-Laws pertaining to stockholder nominations and proposals. Any stockholder may receive a copy of the By-Laws without charge by writing to the Corporate Secretary.

                                 OTHER BUSINESS

     We do not know of any other matters to be brought before the meeting. However, if other proposals are properly presented, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

                                          By order of the Board of Directors,

                                          /s/ Hanes A. Heller
                                          Hanes A. Heller
                                          Vice President, General Counsel
                                          and Secretary

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

[RECYCLED LOGO]

Printed on Recycled Paper

                                                                      APPENDIX 1

                                    BESTFOODS

             Proxy Solicited on Behalf of the Board of Directors of
                the Company for Annual Meeting on April 22, 1999

The undersigned hereby appoints CHARLES R. SHOEMATE and HANES A. HELLER, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all the shares of common and ESOP preferred stock of Bestfoods which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Radisson Hotel Englewood, 401 South Van Brunt Street, Englewood, New Jersey on April 22, 1999 at 9:30 a.m., local time, or any adjournment thereof, and in their discretion, upon any other matters which may properly come before the meeting.


Election of four Directors, each for a term of three years.          (Change of Address)

Nominees:                                                      ------------------------------
1. Clateo Castellini    3. Eileen S. Kraus
2. Richard G. Holder    4. Alain Labergere                     ------------------------------

                                                               ------------------------------

                                                               ------------------------------

                                                               (If you have written in the
                                                                above space, please mark the
                                                                corresponding box on the
                                                                reverse side of this card.)

                                                                                 SEE REVERSE
                                                                                     SIDE
[RECYCLED LOGO] Printed on Recycled Paper


------------------------------------------------------------------------------------------------

                              Fold and Detach Here


                        Get the Information You Need Now


                                    [GRAPHIC]


                            http://www.bestfoods.com

If you have an interest in Bestfoods, you'll want to visit bestfoods.com. We've got the latest earnings reports and press releases; annual report and Forms 10-K and 10-Q; job openings; and stock price (20-minute delay) on our site, as well as some interesting facts about our company and a history of some of our brands. And we're adding more material all the time.

  If you like to stay abreast of Bestfoods news, visit our investor information section and register in our e-mail administrative facility. We'll send our press releases right to your desktop the minute they're posted on the website. And if you're looking for a career at Bestfoods, or know someone who is, we even have an on-line resume form.

  So please stop by and see us when you're on the Internet. And send us your comments by e-mail in the "Contact Us" section.

                                                                            6654

     Please mark your
[X]  votes as in this
     example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. The ESOP Trustee shall vote unallocated ESOP preferred stock as directed on this proxy by the participant.

                                   The Board of Directors recommends a vote FOR Proposals 1 and 2.
1.  Election of    FOR    WITHHELD  2. Appointment of KPMG   FOR   AGAINST   ABSTAIN                Special Action
    Directors      [ ]      [ ]        LLP as Independent    [ ]     [ ]       [ ]    Discontinue Annual Report     Change of
   (see reverse)                       Auditors                                       Mailing for this Account [ ]  Address on  [ ]
                                                                                                                    Reverse Side
For, except vote withheld from the following nominee(s):                                      Admission
                                                                                              Ticket           No. of
                                                                                              Request   [ ]    Persons -----
---------------------------------------------


                                                                                    Please date, sign exactly as name appears
                                                                                    hereon and return promptly in the enclosed
                                                                                    envelope. When shares are held by joint
                                                                                    tenants, both should sign. When signing as
                                                                                    attorney, executor, administrator, trustee
                                                                                    or guardian, please give full title as such.
                                                                                    If a corporation, please sign in full corporate
                                                                                    name by president or other authorized officer.
                                                                                    If a partnership, please sign in partnership
                                                                                    name by authorized person.


                                                                                    ---------------------------------------------

                                                                                    ---------------------------------------------
                                                                                    SIGNATURE(S)         DATE

-----------------------------------------------------------------------------------------------------------------------------------

                                      Fold and Detach Here


                                    BESTFOODS

Dear Stockholder:

Bestfoods now offers you the ability to vote your shares by the Internet or by telephone, thus eliminating the need to return your proxy card. To vote your shares by these means, please use the control number printed in the box above, just below the perforation. The series of numbers that appears in the box above must be used to access the system. To ensure that your vote will be counted, please cast your Internet or telephone vote before 11:00 p.m. on April 21.

1.  To vote by the Internet
    Log onto the Internet, go to the web site http://www.vote-by-net.com, and follow the instructions provided.

2.  To vote by telephone
    On a touch-tone phone, call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, seven days a week.

     First, you will be asked about a ticket request to attend the annual meeting.
     Next, you will be asked about discontinuance of annual report mailings for your account.
     Last, you will be prompted to vote your shares:
      Proposal 1: Election of Directors, each for a term of three years
          1. Clateo Castellini
          2. Richard G. Holder
          3. Eileen S. Kraus
          4. Alain Labergere

      Proposal 2: Ratification of appointment of independent auditors

    Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card, thus there is no need for you to mail back your proxy card.

         Your vote is important. Thank you for your time and attention.

                                                                   Page 1 of 3
                           Appendix 2

FCTC's Vote-By-Net

If you have more than one proxy card, please vote only one card at a time.

[1]  Enter the three part Voter       [                        ]
     Control Number
     (including the # signs)
     that appears in the box on
     your proxy card.

[2]  Enter the last 4 digits of       [               ]
     your U.S. Taxpayer
     Identification (Social
     Security) Number for this
     account.

     If you do not have a U.S. Taxpayer Identification Number for this account, please leave this box blank.

     Important: For your vote to be cast, the Voter Control
     Number and the last four digits of the U.S. Taxpayer
     Identification (Social Security) Number for this account must match the numbers on our records.

                           Proceed


https://www.vote-by-net.com/cgi-bin/login.pl

Online Proxy Voting for Bestfoods



Bestfoods



             Proxy Solicited on Behalf of the Board of Directors of
                the Company for Annual Meeting on April 22, 1999

The undersigned hereby appoints CHARLES R. SHOEMATE and HANES A. HELLER, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common and ESOP preferred stock of Bestfoods which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Radisson Hotel Englewood, 401 South Van Brunt Street, Englewood, New Jersey on April 22, 1999 at 9:30 a.m., local time, or any adjournment thereof, and in their discretion, upon any other matters which may properly come before the meeting.

                   The Board of Directors Recommends a Vote:
                        "FOR" all Nominees for Director
                                "FOR" Proposal 2
-------------------------------------------------------------------------------

Check this box to vote all proposals in accordance with the recommendations of
the Board of Directors   [  ]


The Board Recommends a Vote "FOR" all Nominees for Director

                               For All Nominees      Withhold
                               Except As Noted       As To All
                               Below                 Nominees
1. Election of Directors       [  ]                  [  ]

Check the box for the director(s) from whom you wish to withhold your vote

[  ]  Clateo  Castellini    [  ]  Richard G. Holder      [  ]  Eileen S. Kraus
[  ]  Alain Labergere


The Board Recommends a Vote "FOR" Proposal 2

                                    For         Against        Abstain
2. Appointment of KPMG LLP as       [  ]        [  ]           [  ]
   Independent Auditors

-----------------------------------------------------------------------------
Check the box for the options which apply to you.

[  ]  Discontinue Annual Report Mailing for this Account
[  ]  Admission Ticket Request

To submit your vote please click the button below
(Your vote will not be counted until the Submit Vote button is pressed)

                                Submit Your Vote
-----------------------------------------------------------------------------



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

FCTC's Vote-By-Net

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24 hours.

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please press the button below.

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